Netrix Corporation                                                    Exhibit 11
EPS Calculation

                                                                     Six Months Ended                      Three Months Ended
                                                             -----------------------------------    --------------------------------
                                                                 6/30/97            6/30/96              6/30/97         6/30/96
                                                             ---------------- ------------------    ---------------   --------------
Earnings per share and common stock
   equivalents - Primary:

Net income/(loss)                                              $(6,231,637)       $(3,124,618)       $(1,656,738)       $  (796,360)

Weighted average common stock outstanding                        9,521,047          9,441,202          9,526,026          9,446,937

Weighted average common stock equivalents:                            --                 --                 --                 --

  Other stock options                                                 --                 --                 --                 --

                                                               -----------        -----------        -----------        -----------
Total weighted average common stock and
   common stock equivalents                                      9,521,047          9,441,202          9,526,026          9,446,937

Earnings per share                                             $     (0.65)       $     (0.33)       $     (0.17)       $     (0.08)
                                                               ===========        ===========        ===========        ===========

Earnings per share and common stock
   equivalents - Fully Diluted:

Net income                                                     $(6,231,637)       $(3,124,618)       $(1,656,738)       $  (796,360)

Weighted average common stock outstanding                        9,521,047          9,441,202          9,526,026          9,446,937

Weighted average common stock equivalents:                            --                 --                 --                 --

  Other stock options                                                 --                 --                 --                 --

                                                               -----------        -----------        -----------        -----------
Total weighted average common stock and
   common stock equivalents                                      9,521,047          9,441,202          9,526,026          9,446,937

Earnings per share                                             $     (0.65)       $     (0.33)       $     (0.17)       $     (0.08)
                                                               ===========        ===========        ===========        ===========